SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report:

November 15, 2005

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

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Item 8.01. Other Events.

On November 15, 2005, Pacer Health Corporation (the “Company”) and Southpark Community Hospital entered into a letter of intent (the “LOI”) pursuant to which the Company, through a wholly-owned subsidiary (“SPV”) shall, upon the consummation of a definitive agreement, acquire a majority interest in Southpark Community Hospital (“SCH”), a 54,000-square foot acute care hospital located in South Lafayette, Louisiana.  SCH was developed by a group consisting of thirty-seven (37) physician investors, who have selected the Company as their management and equity partner. The LOI is binding and enforceable subject to the consent of two-thirds of the owners of SCH, which has already been received, and the approval by Regions Bank.

Upon the consummation of a definitive agreement, the SPV shall receive a sixty percent (60%) equity position in SCH and the owners of SCH will reduce their equity position to forty percent (40%) in consideration for an infusion amount sufficient to sustain the operations of SCH.  Should SPV’s infusion exceed $2.5 million, the SPV’s equity position will increase to seventy percent (70%) and the owners of SCH will reduce their equity position to thirty percent (30%).  The SPV shall assume a prorated share of the debt service of SCH equal to its percentage ownership at any given time.  The SPV will also assume a position of guarantor, equal to its percentage ownership, on all notes payable personally guaranteed by the owners of SCH.  If the SPV is not successful in joining SCH owners as a guarantor on any notes payable then the SPV will indemnify each owner in an amount equal to the SPV’s percentage ownership in SCH.

The Company and SCH have also agreed to execute a management agreement for the purpose of the operation of SCH.  Upon the consummation of a definitive management agreement, the Company will assume full management of the SCH facility by December 1, 2005.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b) Not applicable.

(c) Exhibit No. Description:

Exhibit	Description
Exhibit 10.1	Letter of Intent, dated November 15, 2005, by and between the Company and Southpark Community Hospital.	Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2005	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: Chairman and Chief Executive Officer

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Exhibit 10.1

November 10, 2005

Southpark Community Hospital

310 Youngsville Hwy

Lafayette, LA 70508

Re: Offer to Provide Capital Infusion for Southpark Community Hospital

Dear Ladies and Gentlemen:

As you are aware, we have had several conversations and meetings regarding the ongoing operations of Southpark Community Hospital (“SCH”) and a capital infusion to SCH to ensure the facility sustains operations.  Pursuant to our previous discussions, this letter sets forth the terms and conditions upon which Pacer Health Corporation (the “Parent”) and Pacer Health Holdings of Lafayette (“Pacer”) will provide a capital infusion to SCH (the “Infusion”).

The principal terms and conditions of Pacer’s proposal are set forth below and shall be legally binding and enforceable agreements of SCH and Pacer once accepted by SCH, Regions Bank and subject to regulatory law.

A.

Terms of Infusion Offer

1.

Equity Position:  In exchange for the Infusion of an amount sufficient to sustain the operation of SCH by Pacer, Pacer will receive a 60% equity position in SCH and the owners of SCH will reduce their equity position to 40%.

Should Pacer’s Infusion exceed $2.5 million, Pacer’s equity position will increase to 70% and the owners of SCH will reduce their equity position to 30%.

2.

Debt Service: Pacer will assume a prorated share of the debt service of SCH equal to its percentage ownership at any given time.  Pacer will assume a position of guarantor, equal to its percentage ownership, on all notes payable personally guaranteed by the owners of SCH.

If Pacer is not successful in joining SCH owners as a guarantor on any notes payable then Pacer will indemnify each owner in an amount equal to Pacer’s percentage ownership in SCH.

Pacer will refinance SCH’s debt service in a manner that will allow SCH to operate more efficiently and remove the owners of SCH from any “insolido” guarantees.

3.

Repayment of additional owner infusion: Pacer recognizes that six (6) SCH owners personally infused an additional $1.1 million into SCH with a commitment from the Governing Board that they would be  repaid within 90 days.  Pacer Health agrees to reimburse those six (6) owners referenced above their interest expenses, as they come due, plus two (2) points and further agrees to negotiate in good faith a monthly repayment schedule, not to exceed 5 years, with each owner after six (6) months of the purchase. Pacer further agrees to retire this debt before repaying its own Infusion (shall accrue at an 8% interest).  All debts shall be repaid before any distributions of profit.

Should SCH owners “insolido” guarantees not be removed within 5 years or the $1.1 million paid by members identified in item four (4), above, be repaid within five (5) years of the purchase closing date, Pacer will relinquish 5% of its ownership interest in SCH if SCH’s, percentage ownership is 40% and 10% if SCH’s ownership percentage is 30%.

4.

Contingencies:  The approval of this proposal is contingent upon the consent of 2/3rds of the owners of SCH and the approval of Regions Bank.

5.

Management Agreement: The Parent and SCH agree to execute a management agreement for the purpose of the operation of SCH on or before December 1, 2005.

6.

Representations and Warranties. SCH and Pacer shall make such representations and warranties in the agreement as are agreed to by the parties and as are customary in transactions of this nature.

7.

Indemnity.  The parties shall in good faith negotiate such indemnifications by the parties as are customary in transactions of this nature.

B.

Fees and Expenses

Pacer and SCH shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts in connection with the subject matter of this proposal and all other costs and expenses incurred in performing and complying with all conditions to be performed under this proposal.

C.

Announcements/Confidentiality

The parties will cooperate concerning timing and content of all public statements concerning the proposed transaction.  The parties agree to hold and treat all material information as confidential and shall not disclose such information to any third party, except those third parties required to consummate the proposed transaction, without the written consent of the other party or as required by law.

D.

Definitive Transactional Documents

Pacer’s attorney shall initially prepare, and the parties shall in good faith negotiate definitive transactional documents to document the proposed transaction described above in form and substance satisfactory to the parties and their counsel containing such representations, warranties, contingencies and covenants of the parties and indemnifications by the parties as are customary in transactions of this nature.

E.

Governing Law

This proposal shall be construed in accordance with the laws of the State of Louisiana without regard to conflicts of law principles.

F.

Counterparts/Execution by Facsimile

This proposal may be executed in several counterparts, and a facsimile copy of an executed, original counterpart shall be deemed for all purposes to be, and may be relied on as, an original, in which case the parties shall immediately provide fully executed originals to the other.

G.

Entire Agreement; Modification

The provisions contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, oral or written, and all other communications between the parties relating to such subject matter.  The provisions may not be amended or modified except by mutual written agreement.  In the event any of the provisions are found to be invalid, the remaining provisions shall remain in effect.

We hope that you will agree that this proposal represents a viable alternative for the continued operation of Southpark Community Hospital.  If this proposal is acceptable, please execute this letter where indicated below and return it to our offices as indicated herein, no later than November 16, 2005.  If we do not receive an executed letter by that date, then this proposal shall be deemed without any force or effect.

Sincerely,

Rainier Gonzalez

President & CEO

The foregoing proposal is hereby accepted and approved by the undersigned on behalf of Southpark Community Hospital.

By:

Name:

Title:  _______

Date:

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By:

Name:

Title:

______

Date:

______

By:

Name:

Title:

______

Date:

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